EXHIBIT 99.2

Presentation slides reporting metallurgical results derived from current recovery initiatives:

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Metallurgical Data

Sample	Amount	(10 to 1) Cons or Head Ore	Silver Ozs/Ton Of Head Ore	Gold Ozs/Ton Of Head Ore
Dore Bar 1 - **SOLD**	200 lbs	Magnitite Cons	41 ozs	.19 ozs
Dore Bar 2 - **SOLD**	20 lbs	Magnitite Cons	190 ozs	-0- *
El Cap Cons	9 X 1 lbs	Magnitite Cons	158 ozs (average)	.14 ozs (average)
Hazen (Chain of Custody)	20 X 1 lbs	Hematite Head Ore	77 ozs (average)	.13 ozs (average)
Proven Tech	700 lbs	Cons	179 ozs	-0-
NOTE: THESE RESULTS ARE NOT NECESSARILY REPRESENTATIVE OF THE 141,000,000 TONS OF MEASURED RESERVES. THEY ARE SAMPLES.				*Inquarted with Gold

Metallurgical Data

The above chart is expressed in ounces. It is easily converted into Gold Equivalent by using today's price for gold and silver. The most important point is that even with normal fluctuations of testing, we have a consistent pattern of values. This is the basis of our confidence of both the presence of precious metals but also the ability to reliably recover them.